Exhibit 99.1

CONTACT:	Michael H. McLamb Chief Financial Officer MarineMax, Inc. 727/531-1700	Brad Cohen Integrated Corporate Relations, Inc. 203/682-8211 Susan Hartzell – Media Contact Integrated Corporate Relations, Inc. 203/682-8238

MARINEMAX REPORTS FIRST QUARTER RESULTS
- Earnings per diluted share of $0.04 -

CLEARWATER, FL, January 26, 2006 – MarineMax, Inc. (NYSE: HZO), the nation’s largest recreational boat retailer, today announced results for its first quarter of fiscal 2006.

For the quarter ended December 31, 2005, revenue was $181.2 million compared with $184.2 million for the comparable quarter last year. Same-store sales decreased 3.6% as a result of the lingering impact of Hurricane Wilma, which was magnified by the comparison against strong year-ago same-store sales growth of 16.5%. Net income was $664,000, or $0.04 per diluted share, compared with net income of $2.8 million, or $0.17 per diluted share, for the first quarter of fiscal 2005.

The December 2006 first quarter results include after-tax expenses of approximately $700,000, or $0.04 per diluted share, for direct costs associated with Hurricane Wilma. These costs exclude the indirect costs associated with inefficiencies, lost productivity and downtime also caused by the hurricane. Additionally, this quarter the Company began expensing stock-based compensation as required by Statement of Financial Accounting Standards No. 123R, “Share-Based Payment.” The Company recorded stock-based compensation expense of approximately $600,000 after-tax, or $0.03 per diluted share, in the December quarter.

William H. McGill, Jr., Chairman, Chief Executive Officer, and President stated, “Given the challenges we faced, we are proud of our performance during the quarter. Our team and our resilient customers exceeded our expectations. Sales in the first quarter are typically driven the greatest by our Florida region, an area that was adversely affected by Hurricane Wilma in October. The December quarter last year benefited from business that was pushed out of the September 2004 quarter as a result of hurricanes that hit in August and September. In addition, last year’s December quarter had the benefit of a nationwide manufacturer promotion that contributed to improved sales. The promotion was not repeated this year. The fact that our revenue was relatively flat to our record December quarter of 2005 demonstrates the strength of our team, our strategies, the resiliency of our customers, and the healthy state of the marine industry.”

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Mr. McGill concluded, “We have now completed the purchase of the Port Arrowhead Group, a large Midwest based retailer. As we have previously conveyed, we are very excited about having its strong team join us and look forward to the additional geographic reach and the synergies it will bring to MarineMax and our customers. The focus and commitment from our outstanding team of professionals and the positive preliminary results from the early boat shows this season provide us with the confidence that we can produce another year of market share gains and solid earnings growth.”

Based on current business conditions, retail trends and other factors, MarineMax is reiterating its fiscal 2006 earnings guidance of $1.89 to $2.01, which includes an estimated charge of $0.10 per diluted share, based on current assumptions, related to stock-based compensation expense as required by Statement of Financial Accounting Standards No. 123R, “Share-Based Payment.”

About MarineMax

Headquartered in Clearwater, Florida, MarineMax is the nation’s largest recreational boat retailer. Focused on premium brands, such as Sea Ray, Boston Whaler, Meridian, Hatteras, Grady White, and the Ferretti Group (including Ferretti Yachts, Pershing, Riva, Mochi Craft, Apreamare and Bertram), the Company sells new and used recreational boats and related marine products and provides yacht brokerage services. The Company currently operates 76 retail locations in Alabama, Arizona, California, Colorado, Delaware, Florida, Georgia, Maryland, Minnesota, Missouri, Nevada, New Jersey, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas and Utah. MarineMax is a New York Stock Exchange-listed Company.

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include expectations regarding the strength of our products and the performance of our team; our competitive position in the boating market; the success of our strategies; our ability to capitalize on improving industry trends; our ability to continue long-term growth; our ability to achieve market share gains and increase stockholder value; and our earnings guidance for fiscal 2006. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks include the ability to accomplish goals and strategies, the success of the acquisition program, synergies expected from acquisitions, anticipated revenue enhancements, general economic conditions and the level of consumer spending, the Company’s ability to integrate acquisitions into existing operations and numerous other factors identified in the Company’s Form 10-K and other filings with the Securities Exchange Commission.

MarineMax, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,
	2005	2004
Revenue	$181,184	$184,188
Cost of sales	136,836	140,064

Gross profit	44,348	44,124
Selling, general, and administrative expenses	40,472	37,140

Income from operations	3,876	6,984
Interest expense	2,761	2,384

Income before income tax provision	1,115	4,600
Income tax provision	451	1,771

Net income	$664	$2,829

Basic net income per common share:	$0.04	$0.18

Diluted net income per common share:	$0.04	$0.17

Weighted average number of common shares used in computing net income per common share:
Basic	17,611,841	15,811,616

Diluted	18,525,849	16,959,020

(table follows)
MarineMax, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,638	$9,501
Accounts receivable, net	26,515	18,043
Inventories, net	388,072	332,136
Prepaid expenses and other current assets	6,446	5,969
Deferred tax assets	5,176	3,086

Total current assets	436,847	368,735
Property and equipment, net	99,649	86,288
Goodwill and other intangible assets, net	56,320	56,101
Other long-term assets	369	828

Total assets	$593,185	$511,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,560	$12,220
Customer deposits	21,998	9,980
Accrued expenses	22,925	18,776
Short-term borrowings	206,000	234,000
Current maturities of long-term debt	4,580	3,127

Total current liabilities	271,063	278,103
Deferred tax liabilities	11,065	9,442
Long-term debt, net of current maturities	24,557	22,341

Total liabilities	306,685	309,886
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued or outstanding at December 31, 2005 and 2004	—	—
Common stock, $.001 par value; 24,000,000 shares authorized, 17,937,595 and 15,949,329 shares issued and outstanding at December 31, 2005 and 2004, respectively	18	16
Additional paid-in capital	125,648	75,712
Retained earnings	161,588	129,927
Deferred stock compensation	—	(2,971)
Accumulated other comprehensive income	(136)	—
Treasury stock, at cost, 30,000 shares held at December 31, 2005 and 2004	(618)	(618)

Total stockholders’ equity	286,500	202,066

Total liabilities and stockholders’ equity	$593,185	$511,952

(table follows)
MarineMax, Inc. and Subsidiaries
Supplemental Data
Reconciliation of GAAP Financial Results to Non-GAAP Financial Results
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,
	2005	2004
Net income (GAAP)	$664	$2,829
Hurricane Wilma related expenses, net of tax	708	—
Stock-based compensation, net of tax	603	—

Net income (NON-GAAP)	$1,975	$2,829

Diluted net income per common share (GAAP)	$0.04	$0.17
Impact of Hurricane Wilma related expenses	0.04	—
Impact of stock-based compensation	0.03	—

Diluted net income per common share (NON-GAAP)	$0.11	$0.17

Common shares used in calculating diluted earnings per share	18,525,849	16,959,020

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